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                        Consent of Independent Auditors


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in the Registration Statement on Form S-3 and related Prospectus of Papa John's International, Inc. for the registration of 850,000 shares of its common stock and to the incorporation by reference therein of our report dated February 27, 1996, with respect to the consolidated financial statements of Papa John's International, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP


Louisville, Kentucky
April 18, 1996